Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Annual Report on Form 1-K of Roots Real Estate Investment Community I, LLC and Subsidiaries for the year ended December 31, 2025 of our report dated April 30, 2026, relating to the consolidated financial statements of Roots Real Estate Investment Community I, LLC and Subsidiaries as of December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024.

/s/ Moore, Colson & Company, P.C.

Atlanta, Georgia

April 30, 2026

moorecolson.com

information@moorecolson.com

770.989.0028